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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                        Date of Report: August 30, 2001
                       (Date of earliest event reported)


                                   TIVO INC.
            (exact name of registrant as specified in its charter)



          Delaware                   Commission File:
(State or other jurisdiction             000-27141               77-0463167
    of incorporation or              ----------------        -------------------
       organization)                                          (I.R.S. Employer
                                                             Identification No.)



                               2160 Gold Street
                                P.O. Box 2160
                           Alviso, California 95002
         (Address of Principal executive offices, including zip code)


                                (408) 519-9100
                                --------------
             (Registrant's telephone number, including area code)

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

ITEM 5. OTHER EVENTS


On August 30, 2001, we reported financial results for the second quarter ended July 31, 2001. During the second quarter, we activated 40,000 new subscribers to the TiVo Service, bringing the total subscriber base to approximately 229,000 as of July 31, 2001.

Revenue for the quarter increased 28% to $4.1 million, compared with $3.2 million for the three-month period ended April 30, 2001. Net loss for the quarter was $34.5 million, or $(0.82) per share, compared with a net loss of $50.2 million, or $(1.20) per share, in the first quarter.

Revenue grew 28%, compared to the first quarter and four-fold over last year's first quarter. Our total subscriber base grew by 21% in the quarter and increased 332% compared to the second quarter of last year. Major drivers contributing to the results were price incentives from our consumer electronics partners, retail execution, increased TiVo brand awareness, and a new advertising campaign.

On August 28, we closed a $51.75 million private placement with financial and strategic investors. Three of our existing commercial partners, Discovery, NBC and British Sky Broadcasting, contributed a total of $22 million, consisting of cash and promotional services, to this offering.

We also announced the rollout of a major service upgrade that will allow subscribers to watch and record two shows at once. The dual tuner feature is available through a service update to all current subscribers with a DIRECTV receiver with TiVo. All new DIRECTV TiVo combination receivers will be provided with the upgrade automatically after activation of their TiVo and DIRECTV services.

                                    TIVO INC
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                               Three Months Ended                 Six Months Ended
                                                        --------------------------------    -------------------------------
                                                         July 31, 2001    July 31, 2000      July 31, 2001   July 31, 2000
                                                        ---------------  ---------------    --------------- ---------------
Revenue                                                   $   4,106          $     869         $   7,302       $   1,368

Costs and expenses:
  Cost of service                                             4,415              4,295             9,911           9,289
  Research and development                                    6,786              6,788            13,613          11,632
  Sales and marketing                                         5,756             16,422            18,776          24,901
  Sales and marketing - related parties                      16,146              9,293            39,634          12,635
  General and administrative                                  4,288              3,720             8,796           6,698
  Stock based compensation                                      339                808               628           1,782
                                                          ---------          ---------         ---------       ---------
     Total operating expenses                                37,730             41,326            91,358          66,937
                                                          ---------          ---------         ---------       ---------
     Loss from operations                                   (33,624)           (40,457)          (84,056)        (65,569)
                                                          ---------          ---------         ---------       ---------
Other income and expenses, net                                    3              1,476             1,343           3,141
                                                          ---------          ---------         ---------       ---------
       Net loss                                           $ (33,621)         $ (38,981)        $ (82,713)      $ (62,428)
                                                          ---------          ---------         ---------       ---------
Series A preferred stock dividend                               840                                1,932
                                                          ---------          ---------         ---------       ---------
       Net loss attributable to common stock              $ (34,461)         $ (38,981)        $ (84,645)      $ (62,428)
                                                          =========          =========         =========       =========


Net loss per share - basic and diluted                    $   (0.82)         $   (1.09)        $   (2.02)      $   (1.75)
                                                          =========          =========         =========       =========
Shares used in per share computation                         42,095             35,865            41,941          35,663
                                                          =========          =========         =========       =========

Other Data
----------
Net Activations                                              40,000             15,000            75,000          30,000
Cumulative Subscribers                                      229,000             53,000           229,000          53,000
Adjusted EBITDA* ('000s)                                  $ (24,017)         $ (35,726)        $ (64,398)      $ (54,971)

* Adjusted EBITDA is defined as EBITDA plus the change in deferred revenue over the reporting period.

                                   TIVO INC
                          CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                                                        Pro forma*
                                                                      July 31, 2001     July 31, 2001  January 31, 2001
                                                                      -------------     -------------  ----------------
ASSETS
Cash, cash equivalents and short-term investments                       $  81,087        $  40,287         $ 124,474
Restricted cash                                                            51,156           51,156            50,104
Accounts receivable, net                                                      657              657             1,834
Accounts receivable - related parties                                       3,861            3,861             4,816
Prepaid expenses and other                                                  9,368            4,983             6,693
Prepaid expenses and other - related parties                               17,419            4,319             1,698
Property and equipment, net                                                21,599           21,599            21,924
                                                                        ---------        ---------         ---------
Total assets                                                            $ 185,147        $ 126,862         $ 211,543
                                                                        =========        =========         =========

LIABILITIES, REDEEMABLE CONVERTIBLE
PREFERRED STOCK & STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities                                $  27,887        $  27,887         $  45,155
Accrued liabilities - related parties                                      33,411           28,411            49,839
Deferred revenue                                                           25,922           25,922            18,323
Capital lease obligations                                                     943              943             1,334
Convertible notes payable, long term                                       29,927               --                --
Convertible notes payable - related parties, long term                     12,215               --                --
Redeemable convertible preferred stock                                     46,555           46,555            46,555
Total stockholders' equity                                                  8,287           (2,856)           50,337
                                                                        ---------        ---------         ---------
Liabilities, redeemable convertible preferred
stock & stockholders' equity                                            $ 185,147        $ 126,862         $ 211,543
                                                                        =========        =========         =========

* The pro forma July 31, 2001 information shown in the above balance sheets reflect the closing of a private placement of $51,750,000 of convertible debt and warrants to financial and corporate investors on August 28, 2001.

TiVo is a registered trademark of TiVo Inc. in the United States and other jurisdictions. All other company or product names mentioned may be trademarks or registered trademarks of the respective companies with which they are associated.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including those pertaining to the impact of the funds received in the private placement and the rollout of the new dual tuner feature. You can identify forward-looking statements by use of forward-looking terminology such as "believes," "anticipates," "expects," "plans," "may," "will," "intends" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those set forth in such forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the "Factors That May Affect Future Operating Results" and other risks detailed in our Annual Report on Form 10-K for the period ended December 31, 2000, our Transition Report on Form 10-K for the period ended January 31, 2001, and our Quarterly Report on Form 10-Q for the period ended April 30, 2001, filed with the Securities and Exchange Commission. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date of this Current Report.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                    TIVO INC.



Date: August 30, 2001               By: /s/ David H. Courtney
      ---------------                  -----------------------------------------
                                        David H. Courtney
                                        Chief Financial Officer and Sr. Vice
                                        President of Finance and Administration
                                        (Principal Financial and Accounting
                                        Officer)